MASTER AGREEMENT FOR ISSUANCE OF PAYMENT INSTRUMENTS This Master Agreement is dated 5th December 2018. Between: (1) Hamilton Re, Ltd., a company incorporated in Bermuda (with company registration number 46635) whose registered office is at Wellesley House North, 1'1 Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda (the "Company"); and (2) Citibank Europe Pie, a company incorporated in Ireland (with company registration number 132781) whose r egistered office is at 1 North Wall Quay, Dublin 1, Republic of Ireland (the "Bank"). It is agreed as follows: 1. GENERAL 1.1 Facility uncommitted: Save as otherwise expressly stated in any Facility Document, the Bank shall at no point (including after initially accepting or otherwise partially acting on an Application) be under any obligation to comply with any Application or otherwise issue a Payment Instrument 1.2 Purpose: The Facility shall only be used by the Company and the Principals (for the account of the Company) to request the issuance of Payment Instruments. 2. UTILISING THE FACILITY 2.1 Delivery of Applications: The Company and any Principal may at any time deliver an Application to the Bank. 2.2 Conditions precedent to first utilisation: No Application may be delivered unless the Bank has received all of the documents and evidence specified in the Facility Letter, in a form and substance mutually agreed between the Parties. 2.3 Conditions for each utilisation: Each Application, which shall include those in respect of amendments or renewals, must be accompanied by (a) the form of the proposed Payment Instrument, (b) evidence that the Application has been signed and/or delivered to the Bank on behalf of the Company or the relevant Principal and (c) any other document, information or evidence that the Bank may require, acting reasonably, to allow the Bank to prepare, amend, renew, extend or increase, as the case may be, a Payment Instrument. Each Payment Instrument must be in a form and substance satisfactory to the Bank, acting reasonably, and in an Approved Currency. No Payment Instrument will have an expiry date after the Facility Expiry Date. The terms of each amended or renewed Payment Instrument shall be the same as those of such Payment Instrument immediately prior to its amendment or renewal, except as may be specified in the applicable Application. 2.4 Bank may Issue a Payment Instrument: If the conditions in the Facility Agreement have been met, the Bank may issue the Payment Instrument requested in an Application. Notwithstanding that a Payment Instrument issued or outstanding under the Facility Documents is in support of any obligations of, a Principal, the Company shall have direct liability for and shall be obligated to reimburse the Bank for any and all drawings under such Payment Instrument. 2.5 Correspondents: Instead of issuing a Payment Instrument itself, the Bank may arrange to have the Payment Instrument issued by a third party correspondent (including any Bank Group Member) and the Company acknowledges that the Bank will enter into a binding reimbursement, indemnity or similar obligation in favour of that correspondent which corresponds to the reimbursement obligation referred to in clause 3.3 (Reimbursement). 2.6 Facility Limit: (a) The Bank may opt not to issue a Payment Instrument if Total Outstandings (calculated as if that Payment Instrument had been issued) would exceed the Facility Limit on the proposed Issue Date. (b) If at any time the Bank determines that Total Outstandings exceed the Facility Limit, the Company shall within five Business Days after being given notice by the Bank Prepay one or more Payment Instruments (or part thereof) so that such excess is eliminated. (c) For the purpose of this clause 2.6 only the amount of Total Outstandings shall be reduced by any Cash Cover provided as part of a Prepayment referred to in paragraph (b) above. 2.7 Evergreen Payment Instruments (a) In relation to an Evergreen Payment Instrument, the Issuing Bank is not obliged to issue a non-renewal notice to any beneficiary unless, by close of business on the date falling 60 days before the last day on which such a non-renewal notice is permitted to be delivered under the terms of that Evergreen Payment Instrument. a non-renewal request is received by the Bank in writing from the Company. (b) Notwithstanding any provision of this clause 2.7. the Bank may procure that a non-renewal notice is given by the relevant Issuing Bank in relation to any Evergreen Payment Instrument. The Bank shall notify the Company as soon as reasonably practicable following the giving of such a non-renewal notice. 2.8 Additional Companies: If the Company wishes that this Facility be extended to cover further companies (each an "Additional Company"), it may by delivering a memorandum in the form set out in Schedule 3 hereunder (" Additional Principal Memorandum") request that such Additional Company become a "Principal" hereunder. Upon written acceptance by the Bank of an Additional Principal Memorandum and with effect as of the date indicated in such Additional Principal Memorandum: (a) such Additional Company shall become a Principal hereunder; Exhibit 10.19

. 2. {b) all references to the "Principal' hereunder shall be deemed to include such Additional Company; and (c) Schedule 2 hereunder shall be deemed to have been amended to include such Additional Company accordingly. 3. PAYMENTS BY THE COMPANY 3.1 Claims (a) In relation to each Payment Instrument, the Company irrevocably and unconditionally authorises the Issuing Bank to pay any Claim made (or purported or appearing to be made) under that Payment Instrument. (b) In relation to each Payment Instrument which is not issued by the Bank, the Company irrevocably and unconditionally authorises the Bank to pay the relevant Issuing Bank a sum equal to any payment made by that Issuing Bank under paragraph (a) above. {c) The Company irrevocably and unconditionally agrees that: (i) any payment which the Issuing Bank makes in accordance with or apparently or purporting to be in accordance with any Claim, Payment Instrument or related document shall be binding on and accepted by the Company. and shall be conclusive evidence that the Issuing Bank was liable to make that payment. save in respect of the negligence. wilful misconduct or fraud of the Bank or Issuing Bank; (ii) it shall not be a defence to a claim by the Bank against the Company under clause 3.3 (Reimbursement) that the Issuing Bank could or should have resisted or disputed any Claim; and (iii) without prejudice to any other provision of the Facility Agreement: (iv) any Claim shall be deemed valid for the purposes of the Facility Agreement even if the person making that Claim does not have the requisite authority; (v) any Claim shall be deemed valid for the purposes of the Facility Agreement which appears on its face to be compliant or otherwise in order; and (vi) if a Payment Instrument specifies that a Claim must be accompanied by any document or documents then that document shall be deemed for the purposes of the Facility Agreement to be authentic and in compliance with the terms of the that Payment Instrument and that Claim, which appears on its f.ice to be compliant or otherwise in order. 3.2 Set-off: Clauses 3.1 ( Claims} and 3.3 (Reimbursement) shall apply notwithstanding that the Issuing Bank may decide to make the relevant payment by exercising a set-off or other similar right that it may have against any beneficiary or other person. 3.3 Reimbursement: (a) The Company shall reimburse the Bank promptly in full any amount paid by the Bank in any of the circumstances contemplated by clause 3.1 (Claims). This reimbursement obligation shall arise promptly upon any Issuing Bank making the payment. The Bank will notify the Company as soon as reasonably practicable that a Claim has been disbursed. (b) The reimbursement obligation of the Company set out in paragraph (a) above shall be an overriding and unconditional one. and shall not be affected by any other matter, including the existence of any dispute, claim or set-off right existing between the Company and any other person. For the avoidance of doubt. the Company shall not have a reimbursement obligation under this Agreement or any Facility Document to any entity other than the Bank. 3.4 No investigation by the Bank: The Company acknowledges that the Issuing Bank: (a) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a Claim; (b) deals in documents and/or demands only and will not be concerned with the legality of a Claim or any underlying transaction or any available set-off, counterclaim or other defence of any person; (c) may make a payment as contemplated by clause 3.1(a) (Claims) (and that the Bank may make a payment as contemplated by clause 3.1(b} (Claims)) without: (i) any reference to or further authority. confirmation or verification from the Company or any other person; (ii} enquiry as to the justification, validity, completeness. authenticity or accuracy of the relevant Claim or any accompanying or related document: or (iii) requiring proof that any amount or compliance the subject of that Claim is or was due. even if the Company or any other person may dispute the validity of that Claim or the making of that payment or (if required or permitted under applicable law and/or governing rules) that Claim is made after the stated expiry date (if any) of the relevant Payment Instrument or any related document. - 2 -

- 3 - F~r the avoidance of doubt, the foregoing shall not obviate the need for the Bank and any Issuing Bank to act without negligence, wilful misconduct or fraud. 3.5 Obligations of the Company unaffected: The obligations of the Company under this clause 3 will not be affected by: (a) the sufficiency, accuracy or genuineness of any Claim or any other document; or (b) any incapacity of, or limitation on the powers of, any person signing a Claim or other document. 3.6 UCP or ISP: In relation to each Payment Instrument which specifies Market Standard Rules, the provisions of the relevant Market Standard Rules shall apply as between the Parties, save to the extent there is any inconsistency between the Facility Agreement and those Market Standard Rules, as between the Parties the Facility Agreement shall take precedent. 3.7 Indemnity: The Company shall on demand at any time indemnify, and hold harmless, the Bank, each Correspondent and each officer, employee, representative and agent of the Bank or such Correspondent (each an "Indemnified Person") against any and all Losses whatsoever suffered or incurred by that Indemnified Person howsoever arising (otherwise than by reason of the Indemnified Person's negligence, fraud or wilful misconduct) out of, or in relation to: (a) any Payment Instrument; (b) the Facility Agreement; and/or (c) the provision of the Facility, including as a result of any introduction of or any change in (or the interpretation, administration or application of) law or regulation which leads to a redenomination or other change in the currency, value of the currency, timing, place or manner of payment of the Issuing Bank's payment obligations under a Payment Instrument 3.8 Fees: In relation to each Payment Instrument, the Company shall pay the Bank each Fee in the amount at the times agreed in the Fee Letter. 3.9 Default interest: (a) If the Company does not pay any amount payable by it under a Facility Document on its due date, interest shall accrue on a daily basis on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is the Default Interest Rate. save that any default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the times and in the manner as may be determined by the Bank but will remain immediately due and payable. (b) Any interest accruing under this clause 3.9 shall be immediately payable by the Company on demand by the Bank. 4. PREPAYMENTS 4 .1 Illegality: If it becomes unlawful in any applicable jurisdiction for the Bank to perform any of its obligations as contemplated by the Facility Agreement (a) the Bank may notify the Company, and upon such notification, the Company shall Prepay all Payment Instruments and pay and repay all other sums due under the Facility Documents within three Business Days or on such later date the Bank may specify, 4.2 Illegality in relation to a Payment Instrument: If it becomes unlawful for the Bank to issue or maintain a Payment Instrument, then (a) the Bank may notify the Company (b) upon such notification the Company shall use its best endeavours to procure the prompt release of the relevant Payment Instrument and (c) (without prejudice to paragraph (b) above) Prepay that Payment Instrument. 4.3 Change of Control: If there is a Change of Control, the Company shall promptly notify the Bank upon becoming aware of that event and, if the Bank so notifies the Company, the Company shall Prepay all Payment Instruments and pay and repay all other sums due under the Facility Documents within five Business Days or on such later date the Bank may specify. 4.4 Time and manner of Prepayments: No Prepayment of all or any part of a Payment Instrument may be made except at the times and in the manner expressly provided for in the Facility Agreement. 5. COSTS AND EXPENSES; CURRENCY INDEMNITY 5.1 Transaction expenses: The Company shall, within five Business Days of demand, pay to the Bank an amount equal to any costs or expenses (including legal fees) reasonably incurred by the Bank in connection with the negotiation, preparation, printing, execution, registration and perfection of (a) the Facility Agreement, any document referred to in the Facility Agreement and the Facility Security and (b) any other Facility Documents executed after the date of this Master Agreement. 5.2 Amendment costs: If the Company requests an amendment, waiver or consent, the Company shall, within five Business Days of demand, pay to the Bank an amount equal to any costs or expenses (including legal fees) reasonably incurred by the Bank in responding to, evaluating, negotiating or complying with that request or requirement. 5.3 Enforcement and preservation costs: The Company shall, within five Business Days of demand, pay to the Bank an amount equal to any costs or expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Facility Document and the Facility Security and any proceedings instituted by or against the Bank as a consequence of taking or holding the Facility Security or enforcing these rights. . 3.

• 4 - 5.4 Currency Indemnity: (a) If any sum due from the Company under the Facility Documents (a "Sum"). or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against the Company; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Company shall as an independent obligation. within five Business Days of demand. indemnify the Bank against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between the rate of exchange used to convert that Sum from the First Currency into the Second Currency and the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) The Company waives any right it may have in any jurisdiction to pay any amount under the Facility Documents in a currency or currency unit other than that in which it is expressed to be payable. 6. TAX; INCREASED COSTS 6.1 Tax gross-up: (a) The Company shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Company shall promptly upon becoming aware it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Bank accordingly, and, similarly, the Bank shall notify the Company if the Bank receives a notification from a government body that a withholding tax arises on a payment made to the Bank. (c) If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction. the Company shall deliver to the Bank evidence reasonably satisfactory to the Bank that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 6.2 Tax indemnity (a) The Company shall (within five Business Days of demand by the Bank) pay to the Bank an amount equal to any loss. liability or cost which the Bank determines will be or has been (direcUy or indirectly) suffered for or on account of Tax by the Bank in respect of a Facility Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on the Bank: (1) under the law of the jurisdiction in which the Bank is incorporated or. if different, the jurisdiction (or jurisdictions) in which the Bank is treated as resident for tax purposes: or (2) under the law of the jurisdiction in which the Bank's facility office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Bank: (ii) to the extent a loss, liability or cost is compensated for by an increased payment under clause 6.1 ( Ta,c gross-up).: or (iii) relates to a FATCA Deduction required to be made by a Party. 6.3 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether ii is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms. documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and . 4.

- 5 - (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige the Bank to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Facility Agreement (and payments under it) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. {e) If the Company is resident for tax purposes in the US or some or all of whose payments under the Facility Agreement are from sources within the US for US federal income tax purposes, or the Bank reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, the Bank shall, within ten Business Days of the date of this Agreement supply to the Company: (i) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or (ii) any withholding statement or other document, authorisation or waiver as the Borrower may require to certify or establish the status of the Bank under FATCA or that other law or regulation. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Company by the B;,;ink pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, the Bank shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Company unless ii is unlawful for the Bank to do so (in which case the Bank shall promptly notify the Company). 6.4 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment. 6.5 Stamp taxes: The Company shall (within five Business Days of demand by the Bank) pay to the Bank an amount equal to any cost, loss or liability the Bank incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Facility Document except to the extent the cost, liability or loss relates to a transfer, or assignment by the Bank of any of its rights under the Facility Agreement. 6.6 VAT: All amounts expressed to be payable by the Company under any Facility Document shall be deemed to be exclusive of any value added tax, goods and services tax or similar tax, and if any such tax is or becomes chargeable on any supply made by to the Company under any Facility Document, the Company shall pay to the Bank (in addition to the consideration for such supply) an amount equal to the amount of such tax. 6.7 Increased costs: Subject to clause 6.6 (Exceptions) the Company shall, within five Business Days of a demand by the Bank, pay the Bank the amount of any Increased Costs incurred by the Bank or any of its Affiliates as a result of: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (b) compliance with any law or regulation, made after the date of this Agreement and is attributable to the Bank having entered into any Facility Document or funding or performing its obligations under any Payment Instrument. • 5 -

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6.8 In the event the Bank wishes to make a claim under clause 6.7, it shall promptly notify the Company of the event giving rise to the claim and, promptly after a demand by the Company, provide confirmation of the amount of Increased Costs.

6.9 **Exceptions:** Clause 6.5 (*Increased costs*) does not apply to the extent any Increased Cost is (a) attributable to a Tax Deduction required by law to be made by the Company, (b) compensated for by clause 6.2 (*Tax indemnity*) (or would have been compensated for under clause 6.2 (*Tax indemnity*) but was not so compensated solely because any of the exclusions in clause 6.2(b) (*Tax indemnity*) applied), (c) incurred by the Bank or any of its Affiliates as a result of the wilful breach of, or fraud in relation to, any law or regulation by the Bank or any of its Affiliates or (d) attributable to a FATCA Deduction required to be made by a Party.

7. REPRESENTATIONS

7.1 **General:** (a) The Company makes the representations and warranties set out in this clause 7 to the Bank. (b) The Company makes the representations and warranties set out in clauses 7.2 ((*Status*), 7.7 (*Insolvency*), 7.10(b) (*No Default*), 7.11 (*No proceedings pending or threatened*) and 7.12 (*No breach of laws)* to the Bank in relation to each Principal, as if references in such representations and warranties to "Company" refer to each Principal.]

7.2 **Status:** (a) The Company is a Bermuda exempted company with limited liability, duly incorporated and validly existing under the law of its jurisdiction of incorporation and it has the power to own its assets and carry on its business as it is being conducted. (b) Each Principal is and will be a Group Member.

7.3 **Binding obligations:** The obligations expressed to be assumed by the Company in each Facility Document are legal, valid, binding and enforceable obligations and (without limiting the generality of this clause 7.3), each Security Document to which the Company is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

7.4 **Non-conflict with other obligations:** The entry into and performance by the Company of, and the transactions contemplated by, the Facility Documents and the granting of the Facility Security do not and will not conflict with (a) any law or regulation applicable to it (b) its constitutional documents or (c) any agreement or instrument binding upon it or any of its assets.

7.5 **Power and authority:** The Company has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Facility Document to which it is or will be a party and the transactions contemplated by that Facility Document.

7.6 **Authorisations:** the Company is in compliance with its obligations under clause 9.1 (*Authorisations*).

7.7 **Insolvency:** No corporate action, legal proceeding or other procedure or step described in clause 10.3(f) (*Insolvency proceedings*) has been taken or, to the knowledge of the Company, threatened in relation to the Company, and none of the circumstances described in clause 10.3(e) (*Insolvency*) applies to the Company.

7.8 **No filing or stamp taxes:** Under the laws of the Company's jurisdiction of incorporation or any other relevant jurisdictions, it is not necessary that any Facility Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to any Facility Document or the transactions contemplated by the Facility Documents save as may have been disclosed in writing by the Company to the Bank prior to the date of the Facility Letter.

7.9 **Deduction of tax:** Save as may have been disclosed in writing by the Company to the Bank prior to the date of the Facility Letter, the Company is not required to make any deduction for or on account of tax from any payment it may make under any Facility Document to the Bank.

7.10 **No default:** (a) No Event of Default is continuing or might reasonably be expected to result from the issue of any Payment Instrument. (b) No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on the Company or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

7.11 **No proceedings pending or threatened:** (a) No non-frivolous litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the Company's reasonable knowledge and belief) been started or threatened against the Company. (b) The Company does not have any knowledge of any pending or threatened injunction or other interlocutory proceeding affecting any Facility Document.

7.12 **No breach of laws:** The Company has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

7.13 **Security:** No Security Interest exists over all or any Facility Document or any Secured Asset save for any interest created under any Facility Document. The Company is the legal and beneficial owner of each Secured Asset and that it has the unrestricted right to grant a first ranking Security Interest to the Bank over any such Secured Asset (and where consent of any person is required such consent has been obtained).

7.14 **Times when representations made:** (a) All the representations and warranties in this clause 7 are made by the Company on the date of this Master Agreement and on the date which the Company counter-signs the Facility Letter. (b) The Repeating Representations are deemed to be made by the Company on the date each Application is delivered to the Bank and on each Issue Date. (c) Each representation or warranty deemed to be made after the date of this Master Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

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- 7 - 8. INFORMATION UNDERTAKINGS The undertakings in this clause 8 remain in force from the date of this Master Agreement for so long as any Payment Instrument is outstanding or the Facility remains in place. 8.1 Financial statements: {a) The Company shall deliver to the Bank as soon as they are available but in any event (i) within 180 days of the end of each of its financial years the audited consolidated financial statements for the Group for that financial year and (iii) within 90 days of the end of each of its first three financial quarters the unaudited consolidated management accounts for the Group for that financial quarter(b) Each audited financial statements delivered under this clause 8.1 shall be certified by the auditors. (c) The Company shall ensure that any financial statements delivered to the Bank shall be prepared in accordance with GAAP. 8.2 Information: miscellaneous: The Company shall supply to the Bank (a) promptly upon becoming aware of them, the reasonable details of any non-frivolous litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member and which, if adversely determined, are reasonably likely to have a Material Adverse Effect and (b) promptly upon request such information as the Bank may reasonably request regarding (i) the financial condition, assets and operations of the Company and (ii) any Secured Asset, for the purposes of providing the services contemplated under the Facility Documents. 8.3 Notification of default: (a) The Company shall notify the Bank of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. (b) Promptly upon a request by the Bank, the Company shall supply to the Bank a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuir,g (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 8.4 "Know your customer" checks: The Company shall promptly provide the Bank with any information reasonably requested from time to time by the Bank for the carrying out of any necessary "know your customer'' or similar checks arising under all applicable laws and regulations pursuant to the transactions contemplated by the Facility Documents. 9. GENERAL UNDERTAKINGS (a) The undertakings in this clause 9 remain in force from the date of this Master Agreement for so long as any Payment Instrument is outstanding or the Facility remains in place. (b) The Company shall ensure that each Principal complies with the following clauses as i f references to "Company" were to that Group Member: clause 9.1 (Authorisations) and 9.2 (Compliance with laws). 9.1 Authorisations: The Company shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Bank of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to (i) enable it to perform its obligations under the Facility Documents (ii) ensure the legality, validity, enforceability or admissibility in evidence of any Facility Document and (iii) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect. 9.2 Compliance with laws: The Company shall comply in all respects with all (a) laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect and (b) foreign exchange control, asset control or other trade related laws or regulations applicable to any aspect of the Facility. 9.3 Merger: The Company shall not enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, to the extent such circumstance could reasonably be expected to have a Material Adverse Effect. 9.4 Change of business: The Company shall procure that no substantial change is made to the general nature of its business from that carried on by the Company pursuant to its constitutional documents, provided that the foregoing shall not prevent it from engaging in any business that is reasonably related, similar or ancillary to its business. 9.5 Pari passu ranking: The Company shall ensure that at all times any unsecured and unsubordinated claims of the Bank against it under the Facility Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 10. ACCELERATION 10. 1 Acceleration: On and at any time after the occurrence of an Event of Default which is continuing the Bank may by notice to the Company (a) declare that all amounts accrued or outstanding under the Facility Documents be immediately due and payable, at which time they shall become immediately due and payable (b) declare that all or part of any such amounts be payable on demand, at which time they shall immediately become payable on demand by the Bank (c) require the Company to Prepay all or any part of a Payment Instrument, at which time the Company shall immediately so Prepay (d) exercise any or all of its rights, remedies, powers or discretions under any Facility Document and/or (e) enforce or preserve any Facility Security. 10.2 Events of default: (i) Each of the events or circumstances set out in this clause 10.3 is an Event of Default. (ii) Each of the events or circumstances set out paragraphs (d) (Cross-defau/1), (e) (Insolvency) and (f) (Insolvency proceedings) below is an Event of Default where references to "Company" are deemed to be to each Principal: - 7 -

(a) (b) (c) (d) (e) (f) . 8. Non-payment: The Company does not pay on the due date any amount payable pursuant to a Facility Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error. or a disruption to any external payments system, and in each case payment is made within three Business Days of its due date. Other obligations: (1) The Company does not comply with any provision of the Facility Documents (other than those referred to in paragraph (a) (Non-payment) above). (2) No Event of Default under this paragraph (b) will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (aa) the Bank giving notice to the Company and (bb) the Company becoming aware of thE!! failure to comply. Misrepresentation: Any representation or statement made or deemed to be made by the Company in the Facility Documents or any other document delivered by or on behalf of the Company under or in connection with any Facility Document is or proves to have been incorrect or misleading when made or deemed to be made in any material respect. unless such matter is able to remedied and is so remedied by the Company within 5 Business Days after notice thereof from the Bank. Cross default: (1) Any Financial Indebtedness of the Company (aa) is not paid when due (bb) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) or (cc) any creditor of the Company becomes entitled to declare any Financial Indebtedness of the Company due and payable prior to its specified maturity as a result of an event of default (however described). (2) No Event of Default will occur under this paragraph (d) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraph (1) above is less than US$25,000,000 (or its equivalent in any other currency or currencies). No Event of Default will occur under this section if the event or circumstances described therein are capable of remedy and are remedied within: (i) 3 Business Days (where the relevant event or circumstance arises as a result of a payment default); or (ii) 10 Business Days (where the relevant event or circumstance arises as a result of a non-payment default). Insolvency: (1) The Company is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law. suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (2) A moratorium is declared in respect of any indebtedness of the Company. Insolvency proceedings: Any corporate action. legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement. scheme of arrangement or otherwise) of the Company: (ii) a composition. compromise, assignment or arrangement with any creditor of the Company; (iii) the appointment of a liquidator, receiver, administrative receiver. administrator. compulsory manager or other similar officer in respect of the Company or any of its assets: or (iv) enforcement of any Security Interest over any assets of the Company, or any analogous procedure or step is taken in any jurisdiction. This paragraph (f) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement. (g) Unlawfulness and invalidity: (1) It is or becomes unlawful for the Company to perform any of its obligations under any Facility Document. (2) Any obligation or obligations of the Company under any Facility Document are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Bank under the Facility Documents. (3) Any Facility Document ceases to be in full force and effect or is alleged by a party to it (other than the Bank) to be ineffective. (h) Material adverse change: Any event or circumstance occurs which the Bank reasonably believes has or is reasonably likely to have a Material Adverse Effect. 11. CHANGES TO PARTIES 11.1 Assignments and transfers by the Bank: The Bank may without the consent of or. notice being given to. the Company: (a) assign any of its rights; (b) sub-participate; and/or (c) transfer by novation any of its rights and obligations, under any F~cility Document to an Affiliate or branch of the Bank. save that written notice of any action contemplated under 11.1 (c) shall be provided to the Compan_y as soon as reasonably practicable if any action would be required of the Company resulting from su~h etrcumstances. If such assignment, tr~nsfer or other disposal is to a party other than a branch or Affiliate of the Bank, the prior written consent of the Company will be required. such consent not to be unreasonably withheld or delayed. - 8 -

- 9 - 11.2 Provisions Relating to Regulatory Credit: The Bank confirms that it (or, if the Bank elects to issue any Payment Instrument through any of its Affiliates or branches, such Affiliate or branch) is, as of the date of this Master Agreement, listed on the NAIC Approved Bank List or such other applicable regulatory authority. 11.3 Assignment and transfers by the Company: The Company shall not assign, or grant Security or a trust over or in. any of its rights. or transfer any of its rights or obligations, under any Facility Document, unless prior written consent is provided by the Bank. 12. DISCLOSURE OF TRANSACTION INFORMATION In relation to any duty of confidentiality which the Bank may owe to the Company as a matter of contract, law, regulation or otherwise. but without implying any wider duty of confidentiality, the Bank may disclose any Transaction Information as the Bank shall consider appropriate, acting reasonably, subject to the Bank exercising reasonable efforts to ensure that all Transaction Information shall be protected by such party with security measures and a degree of care that the Bank would apply to its own confidential information, to (a) any Affiliate of the Bank or any officer, director, employee, professional adviser. auditor. partner or representative of the Bank or of any Affiliate of the Bank (b) any person to (or through) whom the Bank sub-participates, assigns or transfers (or may potentially sub participate (whether directly or indirectly), assign or transfer) all or any of its rights and/or obligations under any Facility Document and to any of that person's Affiliates, directors, employees, professional advisers, auditors, partners or representatives (c) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or otherwise in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (d) any person appointed by the Bank for the provision of administration, settlement or back-office services in respect of any Facility Document and (e) whom, and to the extent that. information is required to be disclosed by any applicable law or regulation. 13. SET-OFF AND DEBIT INSTRUCTION 13.1 Set-off: The Bank may without, notice to the Company set off any indebtedness or obligation (whether matured, unmatured, actual, contingent, conditional or otherwise) due and owing from the Company or a Principal to the Bank arising under. or in relation to, any agreement, transaction or matter (including under this Agreement or any Facility Document against any indebtedness or obligation (whether matured, unmatured, actual, contingent, conditional or otherwise) owed by the Bank to the Company or a Principal arising under, or in relation to, any agreement, transaction or matter (including an obligation under this Agreement or any Facility Document, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at the Spot Rate. 13.2 Debit authority to the Bank: The Company irrevocably and unconditionally authorises the Bank at any time without notice to debit any account held in the Company's name with the Bank for an amount equal to any indebtedness or obligation of the Company referred to in clause 13.1 (Set-off) and the Bank shall apply such monies towards payment of any such indebtedness or obligation. 13.3 No deductions by the Company: All payments to be made by the Company under any Facility Document shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 14. NOTICES 14.1 Subject always to any corporate mandate or general communications indemnity then in force as provided by the Company to the Bank, all notices. requests and demands given or made under any Facility Document shall be given or made in writing and unless otherwise stated shall be made by electronic mail, fax or letter to the mailing address or fax number given for these purposes by each Party below their signatures, or any substitute mailing address or fax as the Party may notify to the other from time to time in writing with at least five Business Days' prior notice. Any notice given under or in connection with any Facility Document must be in English. 14.2 Any notice shall have been duly given and shall be effective if delivered by hand delivery or sent via electronic mail, telecopy, recognized overnight courier service or certified or registered mail. 15. MISCELLANEOUS 15.1 Accounts: The Bank shall maintain accounts evidencing the amounts owed to it by the Company and amounts it owes to the Company, in accordance with its usual practices. In any litigation or arbitration proceedings arising out of or in connection with a Facility Document. the entries made in the accounts maintained by the Bank are prima facie evidence of the matters to which they relate. 15.2 Certificates and determinations: Any certification or determination by the Bank of a rate or amount under any Facility Document is, in the absence of manifest error. conclusive evidence of the matters to which it relates. 15.3 Currency of account: (a) Subject to paragraphs (b) and (c) below. the Base Currency shall be the currency of account and payment for any sum due by the Company to the Bank under any Facility Document. (b) Each payment under clause 3.3 (Reimbursement) shall be made in the currency in which the corresponding payment was made by the relevant Issuing Bank or, at the option of the Bank, in the Base Currency in an amount equal to the Base Currency Equivalent of such payment. (c) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which they are incurred. (d) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 15.4 Notional foreign exchange conversions: If the Bank needs notionally to convert a sum denominated in one currency into another currency, it shall do so using the Spot Rate. . 9-

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15.5 **Day count convention:** Any interest, commission or fee accruing under a Facility Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

15.6 **Business Days:** Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

15.7 **No fiduciary duties:** Nothing in this Master Agreement constitutes the Bank as a trustee or fiduciary of any other person.

15.8 **Entire agreement:** This Master Agreement and the Facility Documents constitutes the entire agreement, and supersedes any previous agreement, between the Parties relating to the subject matter of this Master Agreement, save as may be expressly amended by any applicable Facility Letter.

15.9 **Conduct of business by the Bank:** No provision of the Facility Agreement will (a) interfere with the right of the Bank to arrange its affairs (tax or otherwise) in whatever manner it thinks fit, (b) oblige the Bank to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim, or (c) oblige the Bank to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.10 **Partial invalidity:** If, at any time, any provision of the Facility Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.11 **Remedies and waivers:** (a) No failure to exercise, nor any delay in exercising, on the part of the Bank, any right or remedy under the Facility Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. (b) The rights and remedies provided in the Facility Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.12 **Amendments:** Amendments to any Facility Document shall be effective only if made in writing and signed by both Parties.

15.13 **Counterparts:** Any Facility Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Facility Document.

15.14 **Further assurance**: The Company shall at its own cost do or procure to be done each and every act or thing and execute and procure the execution of each and every document which the Bank may from time to time reasonably require to be done or executed in relation to any Facility Document, the Facility and/or any Payment Instrument.

15.15 **Bank acting through other offices:** The Bank may fulfil any obligation or exercise any right under any Facility Document through any of its offices or branches wherever they are located in the world. The Bank will remain liable for the performance of obligations hereunder by such other institutions. For the avoidance of doubt, the Company shall discharge all of its obligations under any Facility Document towards the Bank only and shall not owe any obligation or have any liability under any Facility Document to any other institution including to any Affiliate of the Bank or to any Bank Group Member (other than the Bank or an assignee or transferee of the Bank pursuant to clause 11.1), including, but not limited to, any reimbursement obligations contemplated under clause 3.3 (*Reimbursement*) or clause 15 (*Notices*).

16. GOVERNING LAW

The Facility Agreement and non-contractual obligations arising out of or in connection with it are governed by English law. Unless otherwise indicated in any Facility Document, that Facility Document and non-contractual obligations arising out of or in connection with it are governed by English law.

17. ENFORCEMENT

17.1 **Jurisdiction of English courts:** The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with the Facility Agreement (including a dispute relating to the existence, validity or termination of the Facility Agreement or any non-contractual obligation arising out of or in connection with the Facility Agreement) (a "**Dispute**"). Unless otherwise indicated in any Facility Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with that Facility Document (including a dispute relating to the existence, validity or termination of that Facility Document or any non-contractual obligation arising out of or in connection with that Facility Agreement) (a "**Dispute**"). The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. This clause 17.1 is for the benefit of the Bank only and as a result, the Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

17.2 **Service of process:** Without prejudice to any other mode of service allowed under any relevant law, the Company (a) irrevocably appoints Hamilton Underwriting Limited (a company incorporated in England and Wales with registration number 06684157) as its agent for service of process in relation to any proceedings before the English courts in connection with any Facility Document and (b) agrees that failure by an agent for service of process to notify the Company of the process will not invalidate the proceedings concerned.

18. DATA PROTECTION.

18.1 **Compliance with law:** Each Party will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under this Master Agreement. Without limiting the foregoing, the Company warrants that: (i) any personal

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- 11 - data that it provides to the Bank has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to the Bank: (ii) it shall provide notice to, and shall seek consent from (and promptly upon the Bank's request shall provide evidence to the Bank of having provided such notices and/or obtained such consents). data subjects regarding the Bank's processing of their personal data, in each case to the extent required by applicable data protection or privacy laws. The Company acknowledges that it can access the relevant TTS EEA Privacy Statement at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as the Bank may notify to the Company from time to time). 18.2 Mutual cooperation: Each Party will promptly notify, and reasonably cooperate with and provide information to, the other Party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under this Master Agreement, in each case to the extent reasonably necessary to enable the other Party to meet its obligations to data subjects and/or supervisory authorities. 18.3 Definitions: The terms ·personal data·. 'processing', 'data subject' and 'supervisory authority' shall have the respective meanings set forth in the General Data Protection Regulation (EU) 2016/679, as amended or superseded from time-to-time. THIS MASTER AGREEMENT has been entered into and will take effect on the date stated at the beginning of this Master Agreement. - 11 •

- 12 - Schedule 1 Definitions and interpretation 1. DEFINITIONS In this Master Agreement: "Account Charge" means an agreement {with governing law appropriate to the location of the subject matter thereof) entered int_o by the Company in favour of the Bank pursuant to which security over any Cash Cover is created as security for, amongst other things, the Secured Liabilities. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Application· means an application form signed by the Company or a Principal {as applicable) addressed to the Bank requesting the issuance of a Payment Instrument, or amendment or renewal thereof. such application form to be in a form and substance satisfactory to the Bank, and which must in any case identify that it is being delivered pursuant to the Facility Letter. this Agreement and any corporate mandate or general communications indemnity in force from time to time as provided by the Company to the Bank. "Approved Currencies" is specified in the Facility Letter. "Authorisation" means an authorisation, consent. approval. resolution. licence. exemption. filing. notarisation or registration. "Bank Group" means the Bank and all its Affiliates for the time being. and "Bank Group Member" means any member of the Bank Group. "Base Currency" is as specified in the Facility Letter. "Base Currency Equivalent" means. in relation to a sum denominated in a currency other than the Base Currency. the Base Currency amount of such sum notionally converted at the Spot Rate. "Business Day" means a day (other than a Saturday or Sunday} on which banks are open for general business in Dublin, London, Hamilton, Bermuda and (in relation to any date for payment or purchase of a currency) the principal financial centre of the country of that currency. "Change of Control" means (i) all or substantially all of the business and/or assets of the Company are sold, transferred or otherwise disposed to one or more persons or (ii) the Controlling Party ceases to control directly or indirectly the Company or. if no Controlling Party is specified in the Facility Letter. any person or group of persons acting in concert gains direct or indirect control of the Company. For the purposes of this definition: (a) "control" of a person {the "Controlled Person") means (i) the power {whether by way of ownership of shares, proxy. contract, agency or otherwise) to (X) cast, or control the casting of. more than 50% of the maximum number of votes that might be cast at a general meeting of the Controlled Person or {Y) appoint or remove all. or the majority, of the directors or other equivalent officers of the Controlled Person or {Z) give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of the Controlled Person are obliged to comply; and/or {ii) the holding beneficially of more than 50% of the issued share capital of the Controlled Person {excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital): and (b) "acting in concert" means, a group of persons who. pursuant to an agreement or understanding (whether formal or informal). actively co-operate, through the acquisition directly or indirectly of shares in the Controlled Person by any of them, either directly or indirectly, to obtain or consolidate control of the Controlled Person. "Claim" means any claim, drawing or demand made or purported to be made by a beneficiary under a Payment Instrument which appears on its face to be in order or otherwise compliant with the terms of that Payment Instrument. "Code" means the US Internal Revenue Code of 1986. "Controlling Party" is as may be defined in the Facility Letter. "Correspondent" mean. in relation to a Payment Instrument. a third party correspondent referred to in clause 2.5 (Correspondents), which has issued or, as the context requires, it is proposed will issue that Payment Instrument at the request of the Bank, subject always to (i) the Company providing prior written consent, such consent not to be unreasonably withheld, where the Bank intends to utilize a Correspondent which is not a Bank Group Member. (ii) any such Correspondents being properly authorized to issue Payment Instruments. "Default" means an Event of Default or any event or circumstance specified in clause 10.3 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Facility Documents or any combination of any of the foregoing) be an Event of Default. - 12 -

- 13 - "Default Interest" means interest on any sum due to the Bank which is not paid on its due date and shall be calculated and administered in accordance with clause 3.9 (Default interest). "Default Interest Rate" means, at any time. 1% per annum above the prevailing three month LIBOR as assessed against a notional US$1 ,000,000 as determined by the Bank. "Event of Default" means any event or circumstance specified as such in clause 10.3 (Events of Default) . "Evergreen Payment Instrument" means a Payment Instrument which contains a provision automatically extending its expiry unless the Issuing Bank issues a notice to the beneficiary(ies) that the Issuing Bank does not wish to so extend that Payment Instrument. "Facility" means the Payment Instrument issuance facility made available by the Bank to the Company pursuant to the terms of the Facility Agreement. "Facility Agreement" means the agreement comprising the Facility Letter and this Master Agreement. "Facility Document" means (a) any Facility Letter (b) this Master Agreement (c) any Fee Letter (d) any Application (e) any Security Document or (f) any other document designated as such from time to lime by the Parties. "Facility Expiry Date" is as defined in the Facility Letter. "Facility Letter· means the facility letter signed by the Bank addressed, and counter-signed by, the Company which incorporates this Master Agreement. "Facility Limit" is as defined in the Facility Letter. "Facility Security" means the Security Interests created or expressed to be created in favour of the Bank pursuant to the Security Documents. "FATCA" means (a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Deduction" means a deduction or withholding from a payment under a Facility Document required by FATCA. "FATCA Exempt Party" means a person that is entitled to receive payments free from any FATCA Deduction. "Fee" means any charge, commission. interest or other fee of any kind which may be specified in the Fee Letter. "Fee Letter· means any fee letter addressed by the Bank to the Company which relates to the Facility Letter. "Finance Party" means the Bank and any Correspondent which issues a Payment Instrument. "Financial Indebtedness" means any indebtedness incurred for or in respect of (a) moneys borrowed, (b) any transaction or arrangement that has the commercial effect of a borrowing and (c) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (b) above. "GAAP" means generally accepted accounting principles in the jurisdiction of incorporation of the Company. "Group" means the Company and its Subsidiaries for the time being and "Group Member" means any member of the Group. "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary. "Increased Cost" means: (a) a reduction in the rate of return from the Facility or on the overall capital of the Bank or any of its Affiliates; (b) an additional or increased cost; or (c) a reduction of any amount due and payable under the Facility, which is incurred or suffered by the Bank or any or its Affiliates to the extent that ii is attributable to the Bank funding or performing its obligations under the Facility. "ISP" means the ICC International Standby Practices in force as at 1 January 1998 (ICC publication number 590) as may be amended, reissued or replaced from time to time. "Issuance Cut-Off Date" is as defined in the Facility Letter. • 13 -

- 14 - "Issuing Bank" means, in relation to a Payment Instrument, the Bank or. as the case may be. the Correspondent which issues that Payment Instrument. "Issue Date" means, in relation to a Payment Instrument, the proposed date of issue of that Payment Instrument or, as the context requires, the date on which that Payment Instrument was issued. "Losses" means any or an costs, expenses (including legal expenses), losses. claims, damages or other liabilities of whatsoever nature and whensoever arising (including any direct. indirect or consequential losses. loss of profit, loss of goodwill and loss of reputation), whether or not they were foreseeable or likely to occur. "Market Standard Rules" means, in relation to a Payment Instrument, ISP or UCP if incorporated in that Payment Instrument. "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company taken alone or the Group taken as a whole (b) the ability of the Company to perform its obligations under any Facility Document or (c) the validity or enforceability of, or the effectiveness or ranking of any Facility Security or the rights or remedies of the Bank under any Facility Document. "Outstanding Value" means, at any time in relation to any Payment Instrument, the maximum actual and contingent liability of the Bank at that time under or in relation to that Payment Instrument. as determined by the Bank. "Party" means the Company or the Bank. "Payment Instrument" means a guarantee. indemnity. bond, undertaking, standby letter of credit or similar instrument issued. or (as the case may be) to be issued, pursuant to an Application by the Bank in favour of one or more beneficiaries. such instrument to be in a form and substance satisfactory to the Bank. "Principal" means the companies listed in Schedule 2 as amended from lime to time in accordance with clause 2.8 (Additional Companies) hereof (each company being a "Principal"). "Repeating Representations" means each of the representations set out in clause 7 (Representations). "Secured Assets" means any asset of the Company which from time to time is, or is expressed or intended to be, the subject of any Facility Security. "Secured Liabilities" means all present and future indebtedness and liabilities due, owing or incurred by the Company to the Bank from time to time under or in connection with any Facility Document (in each case whether alone or jointly, or jointly and severally. with any other person, whether actually or contingently or whether as principal, surety or otherwise). "Security Interest" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Security Document" means (a) any Account Charge (b) any document or instrument required to be executed or delivered pursuant to any Security Document (including any notice of charge, any acknowledgment of notice of charge or any account control agreement) (c) any other document evidencing any Security Interest held by the Bank as security, amongst other things, for the discharge of any Secured Liability (including any pledge agreement entered into between the Parties in relation to this Agreement) or (d) any other document designated as such from time to time by the Parties. "Spot Rate" means the spot rate of exchange, as the Bank may determine, for the purchase of the relevant currency with the another currency in the London foreign exchange market at or about 11am on a particular day. "Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006, and for this purpose if any shares are held by way of security. the person providing that security shall be treated as the member of the relevant company unless and until that security is realised, notwithstanding that the beneficiary of that security (or a nominee of that beneficiary) may be registered as a member of the relevant company. "Tax" means any tax, levy, impost. duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Facility Document other than a FATCA Deduction. "Total Outstandlngs" means at any time the aggregate Outstanding Value of all Payment Instruments (with any such liability not denominated in the Base Currency being notionally converted at that time by the Bank into the Base Currency), as determined by the Bank. "Transaction Information" means all Information relating to the Company. the Group any Facility Document or the Facility of which the Bank ~7comes aware in its capacity as provider of the Facility or which is received by the Bank in relation to any Facility Document or the Fac1hty from any Group Member or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public information other than as a direct or indirect result of any breach by the Bank of clause 12 (Disclosure of Transaction Information) (b) is identified in writing at the time of delivery as non-confidential by any Group • 14 ·

- 15- Member or any of its advisers or (c) is known by the Bank before the date the information is disclosed to it in accordance with the foregoing or is lawfully obtained by the Bank after that date. 2. "UCP" MEANS THE ICC UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 2007 REVISION (ICC PUBLICATION NUMBER 600) AS MAY BE AMENDED, REISSUED OR REPLACED FROM TIME TO TIME. INTERPRETATION 2.1 Unless a contrary indication appears, a reference in the Facility Agreement to: (a) a "Party" or any other person shall be construed so as to include its successors in title. permitted assigns and permitted transferees: (b) a "Facility Document" or any other agreement or instrument is a reference to that Facility Document or other agreement or instrument as amended. novated, supplemented, extended or restated; (c) if any Payment Instrument is at any time increased in amount. extended in time, renewed (in part or in full) or amended in any other way, the provisions of the Facility Agreement shall apply to that Payment Instrument as so increased, extended. renewed or amended: (d) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent (e) a "person" includes any individual. firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); (f) a provision of law is a reference to that provision as amended or re-enacted; (g) a gender includes all other genders, and the singular includes plural and vice versa; (h) "the Bank may" or "the Issuing Bank may" do something (or words with a similar meaning) means that the Bank or the Issuing Bank may decide in its absolute discretion whether or not to do that thing (without the need to give notice to, or obtain consent of, the Company); (i) when something is specified to occur: (i) "after" a certain date or day, it shall be taken to refer to "after (but not including)" that date or day; and (ii) "before" a certain date or day, it shall be taken to refer to "before (but not including)" that date or day; and (j) "including" shall not be interpreted narrowly but shall be interpreted to mean "including (but not limited to)" or "including without prejudice to the foregoing", and "include" and "included" shall be interpreted accordingly; and (k) a time of day is a reference to Dublin time and "close of business" shall mean 5pm Dublin time on the relevant day. 2.2 Clause and schedule headings are for ease of reference only. 2.3 A Default (other than an Event of Default) is "continuing" if it has not been waived by the Bank or remedied to the satisfaction of the Bank, and an Event of Default is "continuing" if it has not been waived by the Bank. 2 .4 Meaning of Prepaying: The Company "Prepaying" a Payment Instrument means: (a) the Company providing Cash Cover in a sum equal to the Outstanding Value of that Payment Instrument: (b) the maximum amount payable under that Payment Instrument being reduced or cancelled in accordance with its terms; and/or (c) the Bank being satisfied that it has no further liability under or in relation to that Payment Instrument, and the amount by which Payment Instrument is repaid under paragraphs (a) and (b) above is the amount of the relevant Cash Cover or reduction/cancellation. 2.5 Meaning of Cash Cover: The Company providing "Cash Cover" for a Payment Instrument means the Company paying an amount in the currency of that Payment Instrument to an account in the name of the Company held with a Bank Group Member nominated by the Bank and the following conditions being met (a) until no actual or contingent liability of the Bank exists under or in relation to that Payment Instrument, withdrawals from the account may only be made to pay the Bank amounts due and payable to it under the Facility Agreement in respect of that Payment Instrument and (b) the Company has executed an Account Charge over that account and the cash held in it, in form and substance satisfactory to the Bank, creating a first ranking security interest over that account in favour of the Bank, and all legal and other formalities in relation to such Account Charge have been carried out to the satisfaction of the Bank. 2.6 Third party rights: (a) Any Indemnified Person has the right under the Contracts (Rights of Third Parties) Act 1999 (the 'Third Parties Act") to enforce or enjoy the benefit of any indemnities or similar in this Master Agreement which refer to Indemnified Persons. (b) Any Bank Group Member has the right under the Third Parties Act to enforce or enjoy the benefit of the authorisation contained in, and the -15-

-16- other provisions of, clause 13.3 (Debit authority to the Bank Group). (c) Unless expressly provided to the contrary in a Facility Document. a person who is not a Party has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this Master Agreement. (d) Notwithstanding any term of any Facility Document. the consent of any person who is not a Party is not required to rescind or vary this Master Agreement at any time. · 16 ·

- 17 - Schedule 2 (Insert full names and addresses of all companies that are to be included in this agreement) The Company . 17 .

To: Citibank Europe pie 1 North Wall Quay Dublin 1, Republic of Ireland From: (Insert full name of Company). Date: Dear Sirs, - 18 - Schedule 3 Form of Additional Principal Memorandum We refer to a master agreement for issuance of payment instruments ("Master Agreement") dated [ ) and issued in your favour by us relating to Undertakings issued by you or your correspondents at the request or on behalf of certain of our group companies listed therein (as from time to time amended). Terms defined in the Indemnity shall bear the same meaning here in. In accordance with and pursuant to clause 2.8 of the Master Agreement, we request that as of [date to be effective), [insert name of company) become a Principal under the Master Agreement. We confirm that {insert name of company] is a company duly organised under the laws of (name of relevant jurisdiction). This memorandum shall be governed by English law. EXECUTED AS A DEED FOR AND BEHALF OF (INSERT FULL NAME OF COMPANY). By: Authorised Signatory/Director• By: Authorised Signatory/Director/Company Secretary• •Delete as applicable. • 18 ·

In its capacity as the Company EXECUTED by Hamilton Re, Ltd. acting by: Corporate details: Jurisdiction of incorporation: Company registration number: Registered office address: Contact details: Address: Attention: Telephone: Fax: Email: In its capacity as the Bank EXECUTED by Citibank Europe Pie acting by: Name: Title: Corporate details: Jurisdiction of incorporation: Company registration number: Registered office address: Contact details: Address: Attention: Telephone: Fax: - 19 - SIGNATURE PAGES Bermuda 46635 Wellesley House North, 1st Floor, 90 Pitts Bay Road, Pembroke HM0B, Bermuda Wellesley House North, 1'1 Floor, 90 Pitts Bay Road, Pembroke HM0B, Bermuda; Vanesa Hardy Pickering, CFO 441-405-5200 441-295-5900 Vanessa.hardypickering@hamiltongroup.com ) ) ) ) ) ) (Sign) ............................... .... .......... . ) Ireland 132781 1 North Wall Quay, Dublin 1, Republic of Ireland 1 North Wall Quay, Dublin 1, Republic of Ireland Insurance Letter of Credit Department +353 1 622 5570 +353 1 247 6389 - 19 -

In Its capacity as the Company EXECUTED by Hamilton Re, Ltd. acting by: Name: Title: Corporate details: Jurisdiction of incorporation: Company registration number: Registered office address: Contact details: Address: Attention: Telephone: Fax: Email: In lts'capaclty as the Bank EXECUTED by Citibank Europe Pie acting by: Name: Title: Corporate details: Jurisdiction of incorporation: Company registration number: Registered office address: Contact details: Address: Attention: Telephone: Fax: - 19 - SIGNATURE PAGES ) ) ) ) ) ) (Sign) ............................................. . ) Bermuda 46635 , ( Wellesley House North, 1" Floor, 90 Pitts Bay Road, Pembroke HM0B, Bermuda - Wellesley House North. 1st Floor. 90 Pitts Bay Road, Pembroke HM0B, Bermuda; Vanesa Hardy Pickering, CFO 441-405-5200 ~ 441-295-5900 Vanessa hardyp1ckeri11g@ham1llongroup.com Ireland 132781 1 North Wall Quay, Dublin 1, Republic of Ireland 1 North Wall Quay, Dublin 1, Republic of Ireland Insurance Letter of Credit Department +353 1 622 5570 +353 1 247 6389 - 19 -